Exhibit 23H(4)

                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT

     THIS  ASSET  PURCHASE   AGREEMENT,   dated  as  of  August  15,  2000  (the
"Agreement"), is made by and between AVALON TRUST COMPANY ("Avalon"), a regulated trust company operating under the laws of the State of New Mexico with its principal business office located at 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501-2052, and HUGHES INVESTMENT ADVISORS, LLC ("Hughes"), a limited liability company organized under the laws of the State of New Jersey with its principal business office located at 741 Cox Road, Moorestown, NJ 08057.

                                   WITNESSETH:
                                   -----------

     WHEREAS, Hughes is a registered investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and Avalon is otherwise qualified as an investment adviser under federal law; and

     WHEREAS,  Avalon  desires to  purchase  from  Hughes  the assets  listed on
Schedule 2.3 hereof (collectively, "Assets") that relate to the management of Hughes Funds, Inc. ("Fund"), upon the terms and conditions described in this Agreement; and

     WHEREAS, Hughes desires to sell to Avalon the Assets, upon the terms and conditions described in this Agreement; and

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, Avalon desires to become the investment adviser to the Fund upon the terms and conditions of this Agreement and the Agreement and Plan of Succession ("Plan of Succession"), with which terms and conditions Avalon agrees to make a good faith effort to comply, a copy of which is attached hereto as
Exhibit 1; and

     WHEREAS, Hughes desires that Avalon become the investment adviser to the Fund and its affiliate in accordance with the terms and conditions of this Agreement and the Plan of Succession.

     NOW,  THEREFORE,  in  consideration  of  the  respective   representations,
warranties and covenants contained in this Agreement, Avalon and Hughes agree as follows:

SECTION 1.     PURCHASE AND SALE OF ASSETS; COMMENCEMENT OF MANAGEMENT SERVICES

     Subject only to satisfying  the  conditions  set forth in Section 6 of this
Agreement:

     1.2  Assets.
     -----------
     Hughes will sell, transfer, assign and deliver on the Closing Date (as hereinafter defined) to Avalon, and Avalon will purchase from Hughes, the Assets free and clear of all liens, mortgages, pledges, security interests, and like charges and encumbrances.

     1.2 New Contracts.
     ------------------
     On the Closing Date:

     (1) Avalon and the Fund will enter into an Investment Advisory Agreement (the form of which is attached hereto as Exhibit 3);
     (2) The Fund will enter into a Plan of Distribution (the form of which is attached hereto as Exhibit 4);
     (3) the Fund will enter into an Underwriting Agreement (the form of which is attached hereto as Exhibit 5);
     (4) The Fund will enter into an Administration Agreement (the form of which is attached hereto as Exhibit 6);
     (5) The Fund will enter into a Transfer Agency Agreement (the form of which is attached hereto as Exhibit 7); and
     (6) The Fund will enter into a Custodian Agreement (the form of which is attached hereto as Exhibit 8, collectively, "New Contracts").

     The New Contracts shall be executed with such parties and/or agents as agreed to by Avalon, Hughes and the Fund, all in a form and with the parties contemplated by Section 6 hereof and the Plan of Succession.

     1.3 Purchase Price.
     -------------------
     Provided that Avalon or an affiliate of Avalon is approved to serve as the investment adviser to the Fund and that all other conditions precedent to the Closing of the Transactions (below defined) have been satisfied, Avalon shall make payment in immediately available funds to Hughes, on the Closing Date, the sum of FIVE THOUSAND DOLLARS AND NO CENTS ($5,000).

     1.4  Closing Date.
     ------------------
     The closing ("Closing") on the transactions contemplated by this Agreement and the Plan of Succession ("Transactions") shall take place beginning at 3:00 p.m. Eastern Time, on a date specified by Avalon that is within three business days of the date upon which the last of the Requisite Approvals (as hereinafter defined) is obtained ("Closing Date") at the offices of Avalon, 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501-2052 or such other place, date and time as Avalon and Hughes may mutually agree.

     1.5.  No Assumption of Liabilities.
     -----------------------------------
     It is understood and agreed that except for liabilities expressly assumed pursuant to this Agreement or the Plan of Succession, neither Avalon nor any of its affiliates, nor any officer or director thereof, is assuming, or shall otherwise be liable for, any claim, debt, expense, liability, or obligation of Hughes, its affiliates, or the Fund, or any officer or director thereof, incurred or arising out of any fact, circumstance, or event prior to the Closing.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF HUGHES

     Hughes represents and warrants to Avalon as follows:

     2.1  Organization and Qualification.
     ------------------------------------
     Hughes is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New Jersey, with the requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Hughes is duly qualified or licensed to do business as a foreign corporation, and is in good standing in every jurisdiction in which the conduct of its business or activities requires any such qualification under applicable law, except where the failure to be so qualified or licensed would not impair its ability to consummate the Transactions.

     2.2  Authority.
     ---------------
     Hughes has full power and authority to enter into this Agreement and to perform its obligations hereunder. Hughes has taken all action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and no further member, managing member, or other action or proceeding on the part of Hughes is necessary to authorize this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Hughes and is a valid and legally binding obligation of Hughes, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     2.3  Ownership of Assets.
     -------------------------
     Hughes is the owner of the Assets listed on Schedule 2.3 hereto and has full legal right, power, and authority to sell, assign, transfer, and deliver such Assets free and clear of any lien, charge, pledge, security interest, or other like claim or encumbrance, subject to applicable provisions of the 1940 Act and any rules and regulations thereunder.

     2.4  No Violations.
     -------------------
     Hughes is not subject to or obligated under its articles of incorporation or by-laws, or any material agreement, order, writ, injunction, or decree or any law, rule, or regulation of any governmental authority that would be violated by its execution, delivery, or performance of this Agreement or the consummation of the Transactions, other than breaches or violations that do not and will not affect the validity or enforceability of this Agreement.

     2.5 Governmental Regulatory Authorities; Shareholder Approval.
     --------------------------------------------------------------
     Other than as shown on Schedule 2.5, Hughes is not required to submit any notice, report, or other filing with, or obtain any authorization, consent, or approval from, any governmental authority or self-regulatory organization or the shareholders of the Fund in connection with the execution, delivery and performance by it of this Agreement or the consummation of the Transactions ("Requisite Approvals").

     2.6  Litigation or Proceedings.
     -------------------------------
     Except as set forth on Schedule 2.6 hereof (which shall disclose the parties to, nature of and relief sought for, each matter to be disclosed on
     Schedule 2.6), no litigation, investigation, inquiry, or governmental proceeding is pending or, to the knowledge of Hughes, threatened against Hughes or the Assets before any court, arbitrator or federal, state, local, or foreign governmental or regulatory agency or authority or self-regulatory authority.

     2.7 Regulatory Compliance.
     --------------------------
     Hughes has complied in all material respects with all federal, state, and local laws and regulations applicable to management of the Fund and the ownership and use of the Assets, and with the provisions of applicable contracts, agreements, investment policies, and restrictions of the Fund; and Hughes possesses all requisite business permits required under any applicable law, rule, or regulation to manage the Fund or own and use the Assets, and is in compliance with all such permits and all applicable laws, rules, and regulations, except for any non-compliance therewith or non-possession thereof as is disclosed in Schedule 2.7.

     2.8 The Fund.
     -------------

     2.8.1  Registration and Regulation of the Fund.
     -----------------------------------------------
     The Fund is duly registered with the Securities and Exchange Commission ("Commission") as an open-end management investment company under the 1940 Act. All shares of the Fund that have been and are being offered for sale are legally and validly issued, fully paid, and non-assessable and have been duly registered under the Securities Act of 1933, as amended ("1933 Act"), and have been duly registered or qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale as specified in Schedule 2.8 hereof, and no action has been taken by the Fund or any state or federal regulatory authority to revoke, withdraw, or rescind any such registration or qualification. The Fund is in compliance in all material respects with all applicable federal laws, rules, and regulations, including, without limitation, the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the Internal Revenue Code of 1986, as amended (the "Code"), and all applicable state securities laws and rules, except for any noncompliance therewith as is disclosed in Schedule 2.8.

     2.8.2  Compliance.
     ------------------
     The Fund is in compliance in all material respects with the investment policies and restrictions set forth in the Fund's most recent registration statement, and the value of the Fund's net assets has been determined and is being determined using portfolio valuation methods that comply in all material respects with the methods described in the Fund's registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, investigations, inquiries, or proceedings pending or, to the knowledge of Hughes, threatened against the Fund that would question the right, power, or capacity of (i) Hughes to act as or investment adviser to the Fund; or (ii) Hughes to enter into this Agreement or to consummate the Transactions.

     2.8.3  Fund Organization.
     -------------------------
     The Fund is a corporation that is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. The Fund has the requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

     2.8.4  Articles and By-Laws.
     ----------------------------
     True and complete copies of the Fund's Articles of Incorporation and By-Laws and all amendments thereof to date are attached hereto on Exhibit
     9. Schedule 2.8 includes a true and complete list of all of the officers and directors of the Fund.

     2.8.5  Tax Qualification.
     -------------------------
     The Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a "regulated investment company" under Subchapter M of the Code.

     2.8.6  Taxes.
     -------------
     The Fund has (i) timely filed in accordance with applicable laws all tax returns required to be filed on or before the Closing Date, (ii) paid all taxes shown to have become due pursuant to such tax returns, and (iii) paid all taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due or payable, other than taxes that are being contested in good faith, which contests are set forth in Schedule
     2.8. Except as set forth in Schedule 2.8, in respect of the Fund (A) there is no action, suit, proceeding, investigation, audit, claim, or assessment pending or proposed with respect to taxes or with respect to any tax return; (B) all amounts required to be collected or withheld by the Fund with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted; (C) no extension of time within which to file any tax return has been requested which tax return has not since been filed; (D) there are no security interests for taxes upon the Assets; and (E) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax return that remain in effect. All tax returns and other tax reports or documents, including, without limitation, reports on Form 1099 required by the Code or other applicable statutes, rules, or regulations were prepared and filed or distributed in accordance with the requirements of the Code or the applicable statutes, rules, or regulations.

     2.8.7  Financial Statements.
     ----------------------------
     Hughes has furnished Avalon with copies of the audited financial statements of the Fund for the most recent fiscal year, accompanied by the report of independent public accountants for the Fund ("Financial Statements"). Such Financial Statements of the Fund have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly reflect the financial position of the Fund as of the dates thereof and the results of its operations and changes in its financial position for the periods included therein. Except as reflected on Schedule 2.8, as of the date hereof and as of the Closing Date, the Fund does not have any material debts, liabilities, or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated, or otherwise), except (i) to the extent clearly and accurately reflected and accrued for or fully reserved against in the Financial Statements, (ii) for liabilities specifically delineated as to nature and amount on the Schedules to this Agreement, or (iii) for liabilities and obligations which have arisen after June 30, 2000 in the ordinary course of business substantially consistent with past custom and practice (none of which is a liability resulting from breach of contract, securities enforcement, breach of warranty, tort, infringement claim, or lawsuit).

     2.8.8  Contracts.
     -----------------
     Except for the contracts and agreements disclosed on Schedule 2.8, full and complete copies of which have been delivered to Avalon, the Fund is not a party to or subject to any contract with Hughes or any affiliate thereof or any other material contract, debt instrument, plan, lease, franchise, license, or permit (other than permits issued under the state securities law) of any kind or nature whatsoever. Except as disclosed in Schedule 2.8, no material default exists under any of the contracts and agreements listed on Schedule 2.8. All investment advisory-related services were rendered to the Fund pursuant to an agreement that was approved by the Fund's board of directors and shareholders in accordance with all applicable laws and regulations.

     2.8.9  Books.
     -------------
     The books and records of the Fund reflecting, among other things, the purchase and sale of shares of the Fund by shareholders, the number of issued and outstanding shares owned by each shareholder and the state or other jurisdiction in which such shares were offered and sold, are, complete and accurate in all material respects. The authorized capital stock of the Fund as of the date of this Agreement and the issued and outstanding number of shares of the Fund as of June 30, 2000 are disclosed on Schedule 2.8 hereof.

     2.8.10 Minute Book.
     -------------------
     The minute book of the Fund contains true and correct copies of (i) the minutes of each meeting of and (ii) all written consents of the board of directors and stockholders of the Fund.

     2.8.11  Prospectus,   Statement  of  Additional  Information,  Reports  and
     ---------------------------------------------------------------------------
     Shareholder Communications.
     ---------------------------
     The current prospectus and statement of additional information ("SAI") for the Fund, copies of which have previously been furnished to Avalon, as of the date of each prospectus and SAI, do not contain, and as supplemented by any supplement thereto, as of the date of such supplement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any other reports filed with regulatory authorities and shareholder communications, including, without limitation, the Fund's most recent annual and semi-annual reports, as of the date of such communication, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.8.12  Ability to Conduct the Business.
     ----------------------------------------
     The Fund is not subject to or bound by any judgment, order, writ, injunction, or decree of any court or of any governmental body, including the Commission, or of any arbitrator, that, now or after the Closing Date would prevent the conduct of the business material to the Fund in accordance with its current practices.

     2.8.13 Litigation or Proceedings.
     ---------------------------------
     No litigation, investigation, inquiry, or governmental proceeding is pending, threatened against or affecting the Fund or the properties, assets or business of the Fund before any court, arbitrator or federal, state, local, or foreign governmental or regulatory agency or authority or self-regulatory authority that would be material to the Fund or delay, hinder, or prohibit the execution and delivery of the Plan of Succession, the solicitation of proxies from shareholders of the Fund in the manner contemplated herein, the execution or delivery of the New Contracts by the Fund or the consummation of the Transactions.

     2.8.14 Remaining Amount.
     ------------------------
     The  calculation  by the Fund of the  "remaining  amount"  for  purposes of
     Section 2830(b) and (d) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), since the beginning of the imposition of asset based sales charges for the Fund through the last quarter-end for the Fund, and contained in Schedule 2.8 hereof, is accurate and complete in all material respects.

     2.9    Employee Benefit Plans.
     ------------------------------
     Neither Hughes nor the Fund has established or intends to establish a bonus, pension, profit-sharing, retirement, or any other employee benefit plan for the benefit of its officers, directors, or employees, nor do Hughes and the Fund have any existing or potential obligations or liability under any such plan.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF AVALON

     Avalon represents and warrants to Hughes as follows:

     3.1    Incorporation and Qualification.
     ---------------------------------------
     Avalon is a regulated trust company duly organized, validly existing, and in good standing under the laws of the State of New Mexico, with the requisite corporate power and authority to conduct an investment management business and to own, lease, and operate properties and assets used in connection therewith. Avalon is duly qualified or licensed to do business as a foreign corporation, and is in good standing in every jurisdiction necessary to provide the management services to the Fund as contemplated by the New Contracts.

     3.2    Liquidity.
     -----------------
     Avalon has sufficient funds available to it to pay all payments due under this Agreement or due under any applicable New Contract on the Closing Date.

     3.3    Authority.
     -----------------
     Avalon has full corporate power and authority to enter into this Agreement and the applicable New Contracts, and to carry out the transactions contemplated herein and therein. Avalon has taken all corporate or other action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the applicable New Contracts and no further corporate, stockholder, or other action or proceeding on the part of Avalon is necessary to authorize this Agreement and the consummation of the Transactions. This Agreement, when duly executed and delivered by Avalon, will constitute a valid and binding agreement of Avalon, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

     3.4    No Violations.
     ---------------------
     Avalon is not subject to or obligated under its articles of incorporation or by-laws, or any material agreement, order, writ, injunction, or decree or any law, rule, or regulation of any governmental authority that would be breached or violated by its execution, delivery, or performance of this Agreement or the New Contracts or the consummation of the Transactions.

     3.5    Governmental/Regulatory Authorities.
     -------------------------------------------
     Except as described in Schedule 3.5 hereof, Avalon is not required to submit any notice, report, or other filing with, or obtain any authorization, consent, or approval from, any governmental authority or self-.regulatory organization in connection with the execution, delivery, and performance of this Agreement or the New Contracts or the consummation of the Transactions.

     3.6    Litigation or Proceedings.
     ---------------------------------
     No litigation, investigation, inquiry, or governmental proceeding is pending or threatened against Avalon before any court, arbitrator, or federal, state, local, or foreign governmental or regulatory agency or authority or self-regulatory authority that seeks to delay, hinder, or prohibit execution of this Agreement, or the execution, delivery or performance of the New Contracts or the consummation of the Transactions.

     3.7    Registration or Permits.
     -------------------------------
     Avalon either has or will have prior to Closing full power and authority and all necessary registrations, permits, and licenses under all applicable state and federal statutes and regulations necessary to provide the services contemplated by the Supervisory Contracts and the Management Agreement.

SECTION 4.     BROKERAGE

     Avalon and Hughes represent and warrant to each other that no person is entitled to any broker's, finder's, or financial adviser's fee in connection with, or on account of, this Agreement or the consummation of the Transactions.

SECTION 5.     COVENANTS AND AGREEMENTS

     5.1    Covenants with Respect to the Assets.
     --------------------------------------------
     From the date of this Agreement through the Closing Date or termination of this Agreement, Hughes shall: (i) use the Assets and conduct and manage the business of the Fund only in the ordinary course and in a manner substantially consistent with its past practices, except to the extent otherwise specifically provided in this Agreement or in accordance with its applicable fiduciary duties; (ii) use reasonable efforts not to implement any change in the investment policies and practices of the Fund without prior consultation with Avalon; (iii) promptly notify Avalon of any change in the personnel responsible for the day-to-day management of the Fund's portfolio; (iv) not sell, transfer, lease, pledge, or otherwise dispose of any of the Assets; and (v) not allow any of the Assets to become subject to any material lien, security interest, or encumbrance of any nature that will not be discharged in full prior to the Closing Date. With regard to the foregoing, Hughes represents to Avalon that no series of the Fund is currently offered to the public; that the Fund has no plans to begin offering shares to the public prior to the Closing, and; that Hughes will take no actions to alter the current "dormant" status of the Fund.

     5.2    Covenants with Respect to the Fund.
     ------------------------------------------

     5.2.1 Termination of Existing Advisory, Distribution and other Agreements.
     --------------------------------------------------------------------------
     Hughes will take, as applicable, all action necessary and appropriate (1) to terminate the advisory and all other agreements between it and the Fund or to which it and the Fund are parties, and (2) to cause the Fund to terminate all agreements between the Fund and other parties, such terminations to be effective as of the Closing Date.

     5.2.2  Shareholder  Approvals;   Prospectus  and  Statement  of  Additional
     ---------------------------------------------------------------------------
            Information Supplements;  Information in Proxy Materials of the Fund
            --------------------------------------------------------------------
            and Post-Effective Amendments to the Fund's Registration Statement.
            -------------------------------------------------------------------
     Promptly after the date hereof, Avalon shall file with the Commission supplements to the Fund's prospectus and SAI, copies of which supplements are attached hereto as Exhibit 10, reflecting the execution of this Agreement and other related matters. Hughes shall promptly and fully cooperate with Avalon in the filing of any such prospectus and SAI supplements.

     Hughes and Avalon will cooperate with each other and Avalon shall, on behalf of the Fund, file with the Commission a post-effective amendment to the Fund's registration statement on Form N-lA prior to the Closing Date to reflect all changes in the Fund's affairs as a consequence of the Closing under this Agreement. Avalon also shall, on behalf of the Fund, promptly cause the Fund to make any other filings necessary to satisfy applicable disclosure requirements under federal and state securities laws to enable the public distribution of the shares of the Fund to commence after the Closing and promptly respond to comments or inquiries by any federal and state regulatory organizations regarding such filings. In addition, Avalon shall, on behalf of the Fund, promptly file a post-effective amendment to the Fund's registration statement on or immediately after the Closing Date to reflect the consummation of the Transactions.

     Avalon covenants that any information or data provided by it that describes Avalon or the Fund or their affiliates or any of their business operations or plans in any prospectus or SAI supplements or post-effective amendments to the Fund's registration statement on Form N-lA filed with the Commission after the date of this Agreement (which shall include all information with respect to changes in the Fund's affairs as a consequence of the Transactions), and in any proxy solicitation materials as may be required for any shareholders meeting which may be called for the purpose of obtaining the Requisite Approvals, and in any other document filed with the Commission or the NASD or any other regulatory body, will not contain, at the time any such supplements or amendments become effective, or at the times such proxy solicitation materials are furnished, or at the time of such meeting, or at the time such document is furnished to the Commission or the NASD or any other regulatory body, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.

     Hughes covenants that any information or data provided by it for inclusion in any prospectus or SAI supplements or post-effective amendments to the Fund's registration statement on Form N-lA filed with the Commission after the date of this Agreement or for inclusion in any proxy solicitation materials that may be required for any shareholders' meeting called for the purpose of obtaining the Requisite Approvals, will not contain, at the time any such supplements or amendments become effective, or at the time such proxy solicitation materials are furnished or at the time of such meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made.

     5.2.3  Operations of the Fund.
     ------------------------------
     Hughes agrees during the period from the date of this Agreement through the Closing Date, and subject to its fiduciary duties, to use its best efforts to cause the Fund to conduct its business in the ordinary course and in a manner substantially consistent with past practices.

     5.2.4  Compliance with Section 15(f).
     -------------------------------------
     Avalon shall take all action necessary to comply with Section 15(f) of the 1940 Act as it relates to the New Contracts.

     5.2.5  Fund Taxes.
     ------------------
     Hughes agrees that it shall file, or cause to be filed, any and all tax returns and reports (including Internal Revenue Service Forms 1 120-RIC and 1099 and comparable returns and reports required by any states) required to be filed by the Fund with respect to any annual, semi-annual, or quarterly period ending prior to the Closing Date and to ensure that all taxes, fees, assessments, or charges of any kind whatsoever, if any, together with any interest, penalties, additions to tax, or additional amounts imposed by any taxing authority shall have been paid so far as due or provision has been made for the payment thereof. Avalon agrees that it shall file, or cause to be filed, any and all tax returns and reports (also including Internal Revenue Service Forms 1 120-RIC and 1099 and comparable returns and reports required by any states) required to be filed by the Fund with respect to any period ending after the Closing Date and to ensure (i) that all taxes shown as payable on such tax returns are timely paid by the Fund and (ii) that the Fund continues to qualify as a regulated investment company under the Code after the Closing Date.

     Hughes agrees that all federal and other tax returns and reports of the Fund required by law to have been filed by the Closing Date shall have been so filed and all required or reasonably necessary records relating to taxes with respect to or covering the Fund have been maintained. All such reports and returns correctly reflect the facts regarding the income, business, assets, operations, activities, and filing status of the Fund and any other information required to be shown thereon, and to the best of Hughes's knowledge no such tax return is currently under audit and no assessment has been proposed or asserted with respect to such tax returns.

     5.3 Covenants with Respect to Requisite Approvals and Other Matters.
     --------------------------------------------------------------------
     From the date of this Agreement through the Closing Date or termination of this Agreement, Hughes shall take all reasonable steps necessary or appropriate, and shall use its best efforts, to obtain as promptly as practicable all Requisite Approvals and the satisfaction of all conditions to Closing.

     5.4   Covenants with Respect to Expenses.
     -----------------------------------------
     The parties hereto shall bear their respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the consummation of the Transactions, including, without limitation, all fees and expenses of agents, representatives, and counsel, except as provided elsewhere in this Agreement or as follows:

     5.4.1 Avalon shall pay the costs and expenses of preparing all necessary supplements for the Fund's prospectus or SAI, and post-effective amendments to the Fund's registration statement, to be filed after the date of this Agreement and prior to the Closing Date, and of the Fund's proxy solicitation materials to obtain the Requisite Approvals, if required.

     5.4.2 Avalon shall pay the cost of the Fund's shareholder meeting and adjournment, if any, called to obtain the Requisite Approvals, including all of the expenses incurred in the printing, postage, and mailing of any proxy solicitation materials to the Fund's shareholders and of any proxy solicitation firm engaged to solicit shareholder votes.

     5.4.3 Hughes shall pay its expenses and those of its counsel incurred in reviewing such supplements, post-effective amendments, and proxy solicitation materials.

     5.5    Covenants with Respect to Litigation and Changes in Condition.
     ---------------------------------------------------------------------

     5.5.1  Litigation, Proceedings, Etc.
     ------------------------------------

          (a) From the date of this Agreement through the Closing Date or termination of this Agreement, Hughes shall notify Avalon promptly of any material actions, proceedings, or investigations that from the date of this Agreement are commenced against Hughes or the Fund.

          (b) From the date of this Agreement through the Closing Date or termination of this Agreement, Hughes shall notify Avalon, and Avalon shall notify Hughes, promptly of any actions, proceedings, or investigations that are commenced against either of them or the Fund that would have a material adverse effect on any of the Fund, the Assets, the Transactions, or this Agreement or that would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transactions, or cause the Transactions to be rescinded or that would delay, restrain, or enjoin the performance of this Agreement, the Plan of Succession, or the New Contracts.

     5.5.2  Change in Condition.
     ---------------------------

          (a) From the date of this Agreement through the Closing Date or termination of this Agreement, Hughes agrees to advise Avalon promptly in writing of any material change in the financial condition, operations, properties, or business of the Fund.

     5.6    Covenants with Respect to Publicity.
     -------------------------------------------
     Hughes and Avalon agree that all public announcements prior to the Closing Date shall only be made after each party has submitted, reasonably in advance, the text of such announcement to the other party at the address set forth in Section 10 and each party has had a reasonable opportunity to comment thereon and has consented to the release of such public announcement (which consent shall not be unreasonably withheld); provided, however, that any party may make such disclosures as are required by law after making reasonable efforts under the circumstances to consult in advance with the other party.

     5.7 Covenants with Respect to Requisite  Approvals and the Effectiveness of
     ---------------------------------------------------------------------------
     New Contracts.
     --------------
     Hughes and Avalon covenant and agree that each will take any and all actions necessary and appropriate to ensure that the Requisite Approvals have been obtained and each of the New Contracts with respect to the Fund are duly executed and delivered by the parties thereto, and are in full force and effect in accordance with their respective terms as of the Closing Date.

     5.8    Covenants with Respect to Name.
     --------------------------------------
     Avalon shall change the name of the Fund to "Avalon Socially Responsible Funds, Inc.," or such other name or names to be specified by Avalon, to be effective as of the Closing Date. Hughes hereby assigns to Avalon all of its right, title, and interest in and to such name(s) and all derivatives thereof.

     5.9    Covenant Not to Compete.
     -------------------------------
     For a period of three years subsequent to the Closing Date, neither Hughes nor any of its affiliates shall act as an investment adviser to nor create, distribute, manage, sell, administer, or otherwise promote or assist in the establishment of any investment company registered under the 1940 Act.

     5.10   Covenants with Respect to Further Actions.
     -------------------------------------------------
     At the reasonable request of the Avalon or Hughes after the Closing Date, and without further consideration, either party, as applicable, shall from time to time execute and deliver or cause their affiliates to execute and deliver, as applicable, such further instruments of transfer, assignment, or consent or other document as may be reasonably necessary or appropriate to carry out the purposes hereof.

     5.11 Covenant with Respect to Allocation of Purchase Price.
     -----------------------------------------------------------
     For financial reporting and all federal, state, and local income tax purposes, Avalon and Hughes hereby agree to allocate the Purchase Price as reflected in Schedule 5.11 hereof.

SECTION 6.     CONDITIONS PRECEDENT TO CLOSING

     Consummation by the parties of the Transactions is subject to the fulfillment of the following conditions on or before the Closing Date.

     6.1    Requisite Approvals.
     ---------------------------
     All Requisite Approvals with respect to the Fund shall have been obtained prior to the Closing Date.

     6.2  Execution and Delivery of the Service  Contracts.
     ------------------------------------------------------
     The Fund shall have delivered to Avalon executed copies of the New Contracts, and the Fund shall have taken such other steps to fully and completely deliver the Fund's shares and transfer agency records to [Transfer Agent] and the Fund's assets and custodial records to [Custodian Bank] and to execute and deliver all such other assets, records, documents and agreements as is appropriate to permit the Fund to have the benefit of the services currently provided by Mutual Shareholder Services, LLC and UMB Bank and their affiliates to the funds managed by Avalon and its affiliates.

     6.3 Conditions Precedent to Obligations of Avalon.
     --------------------------------------------------
     In addition to the conditions set forth in Sections 6.1 and 6.2, the obligations of Avalon under this Agreement to consummate the Transactions are subject to the satisfaction, at or prior to the Closing of all of the following conditions, any one or more of which may be waived at the option of Avalon.

     6.3.1  No  Breach  of  Covenants;  True  and  Correct  Representations  and
     ---------------------------------------------------------------------------
     Warranties.
     -----------
     There shall have been no material breach by Hughes in the performance of any of its covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Hughes contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Avalon shall receive at the Closing, a certificate dated and validly executed on behalf of Hughes by an executive officer certifying, in such detail as Avalon may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing, all of the representations and warranties of Hughes contained in this Agreement.

     6.3.2  Delivery of Documents.
     -----------------------------
     Avalon shall have  received  from  Hughes,  at the sole cost and expense of
     Hughes:

          (a) Certificates of Good Standing, dated not more than three (3) days prior to the Closing, with respect to Hughes and the Fund by the offices of the Secretary of the States of New Jersey and Maryland, respectively, and by the Secretary of State of each jurisdiction in which Hughes or the Fund is qualified to do business as a foreign corporation;

          (b)  Evidence that the Requisite Approvals have been obtained;

          (c) The opinion of counsel for Hughes, dated as of the Closing Date in form and substance reasonably satisfactory to Avalon and its counsel;

          (d)  Certified  copies  of the  Limited  Liability  Company  Operating
               Agreement of Hughes and of the Articles of Incorporation and By-Laws of the Fund, each as in effect at the Closing Date;

          (e) Certificate from an Officer of Hughes, dated the Closing Date, containing the information required pursuant to Section 6.3.1 hereof;

          (f) Copies of resolutions of the unit holders and Board of Directors of Hughes certified by the Secretary thereof as having been duly and validly adopted and in full force and effect authorizing the sale of the Assets, execution and delivery of this Agreement, and performance of the Transactions;

          (g)  Executed copies of the Supervisory Contracts.

     6.3.3  Conditions to Closing.
     -----------------------------
     All conditions to Closing under the Plan of Succession shall have been satisfied, including execution and delivery of the New Contracts, election of the new Board of Directors (the names and backgrounds of which are set forth on Schedule 6.3) and Officers of the Fund and the delivery to Avalon of all other documents required to be delivered thereunder.

     6.3.4  No Legal Obstruction.
     ----------------------------
     No suit, action or proceeding by any person or governmental authority shall be pending or threatened in writing, which if determined adversely could have a material effect upon (i) Avalon, (ii) the Assets or (iii) the Fund. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental authority challenging the validity or legality of the
     Transactions or restraining or prohibiting the consummation of the Transactions.

     6.4 Conditions Precedent to Obligations of Hughes.
     --------------------------------------------------
     In addition to the conditions set forth in Section 6.1, the obligations of Hughes under this Agreement to consummate the Transactions will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Hughes:

     6.4.1  Payment of Purchase Price.
     ---------------------------------
     Avalon shall have paid to Hughes at the Closing all expenses to be paid by Avalon in accordance with the terms of this Agreement.

     6.4.2  No  Breach  of  Covenants;  True  and  Correct  Representations  and
     ---------------------------------------------------------------------------
     Warranties.
     -----------
     There shall have been no material breach by Avalon in the performance of any of its covenants herein to be performed by it in whole or in part prior to the Closing and the representations and warranties of Avalon contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Hughes shall receive at the Closing a certificate dated and validly executed on behalf of Avalon by an executive officer certifying in such detail as Hughes may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing, all of the representations and warranties of Avalon contained in this Agreement.

     6.4.3  No Legal Obstruction.
     ----------------------------
     No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental authority challenging the validity or legality of the
     Transactions or restraining or prohibiting the consummation of the Transactions.

SECTION 7.    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS

     The representations, warranties, covenants, and agreements of the parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except to the extent of changes expressly contemplated by this Agreement and agreed to in writing by all of the parties hereto. Such representations, warranties, covenants, and agreements shall survive the Closing Date.

SECTION 8.     TERMINATION

     This Agreement will terminate automatically if all Requisite Approvals are not obtained by September 15, 2000, unless extended by the mutual consent of the parties hereto, and all other conditions to Closing are not then satisfied. Such termination shall be without liability of one party to the other, except as provided below. This Agreement may be terminated prior to the Closing Date by the written consent of the parties hereto or by any party if the other party is in material breach of any representation, warranty, covenant, or agreement set forth herein or in the Plan of Succession and such breach is not cured within 30 days of receipt of notice identifying such breach. Any such termination shall be without prejudice to the non-breaching parties' rights to seek damages for such breach.

SECTION 9.     INDEMNIFICATION

     9.1  Indemnification of Avalon by Hughes.
     -----------------------------------------
     From and after the Closing Date, Hughes shall, indemnify, defend, and hold harmless Avalon and its affiliates against any loss, damage, liability, claim, or expense, including reasonable attorneys' fees ("Losses"), that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to: (1) any breach of, or failure by Hughes to perform, any of its representations, warranties, covenants, or agreements in this Agreement or any instrument furnished or to be furnished to Avalon by Hughes under this Agreement; or (2) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any prospectus or SAI supplement or post-effective amendment to the Fund's registration statement on Form N-lA filed with the Commission after the date of this Agreement and before the Closing Date, or in any proxy solicitation materials furnished by the Board of Directors of the Fund to its shareholders in connection with obtaining any Requisite Approvals; provided, however, that such indemnification shall not cover any statement or fact provided by Avalon to Hughes for inclusion in any such prospectus or SAI supplement, post-effective amendment, or proxy solicitation materials. The amount of all indemnification provided pursuant to this Section 9.1 shall not exceed the Purchase Price, nor shall the amount of any indemnification, when aggregated with the amounts of any prior indemnification paid, exceed the amount of the Purchase Price that has been paid by Avalon to Hughes as of the date of the payment of such indemnification, provided, however, that Avalon shall have the right to offset any future and unpaid amounts of the Purchase Price by the amount which any indemnification to be paid exceeds the amount of Purchase Price that has been paid, and further provided that, notwithstanding any limitation on indemnification provided by this Section 9.1, Avalon shall be entitled to indemnification for any liability arising from any failure of the Fund to have complied with relevant provisions of Maryland and federal law with respect to the Fund's issuance of shares or establishment of classes.

     9.2  Indemnification of Hughes by Avalon.
     -----------------------------------------
     From and after the Closing Date, Avalon shall indemnify, defend, and hold harmless Hughes and its affiliates, against any Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to; (1) breach of, or failure by Avalon to perform, any of its representations, warranties, covenants or any agreements contained in this Agreement or in any Schedule, Exhibit, certificate, or other agreement or instrument furnished or to be furnished to Hughes under this Agreement;
     (2) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statement not misleading, contained in any prospectus or SAI supplement or post-effective amendment to the Fund's registration statement on Form N-lA filed with the Commission after the date of this Agreement or in any proxy solicitation materials soliciting Fund shareholders on behalf of the Board of Directors for the Requisite Approvals; provided, however, that such indemnification shall relate only to any statement or fact provided by Avalon for inclusion in any such prospectus or SAI supplement, post-effective amendment, or proxy solicitation materials.

SECTION 10.    NOTICES

     All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given or delivered when delivered by hand (including by Federal Express or similar express courier) or three days after being mailed by prepaid registered or certified mail, return receipt requested:

     To Hughes                             To Avalon
     ---------                             ---------
     Charles J. Hughes                     Roger Decort
     Hughes Investment Advisors, LLC       Avalon Trust Company
     741 Cox Road                          125 Lincoln Avenue, Suite 100
     Moorestown, NJ  08057                 Santa Fe, NM  87501-2052

     With a copy to:
     ---------------
     David Jones, Esq.
     David Jones & Assoc., P.C.
     4747 Research Forest Drive,
     Suite 180, # 303
     The Woodlands, TX  77381

     or to any other address that a party to this Agreement shall have last designated by notice given in accordance with this Section.

SECTION 11. ENTIRE AGREEMENT; MODIFICATION

     This Agreement, together with its Exhibits and Schedules and the Plan of Succession, contains the entire agreement and all understandings of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Transactions. This Agreement shall not be modified, supplemented, changed, or amended except by an instrument in writing signed by, or on behalf of, all parties to this Agreement making specific reference to this Agreement.

SECTION 12. LAW TO GOVERN

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico applicable to contracts entered into and to be performed solely in the State of New Mexico, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act or the rules, orders, or regulations of such governmental agencies having authority with respect to such Acts.

SECTION 13. ASSIGNMENT; SUCCESSORS

     No party shall delegate its obligations hereunder without the prior written consent of all parties, which consent may be withheld at the sole discretion of the granting party. This Agreement shall bind and inure to the benefit of the parties hereto and their legal representatives and respective successors and permitted assigns.

SECTION 14. WAIVER

     No waiver by any party to this Agreement of its rights under any provisions of this Agreement shall be effective unless it shall be made in writing. No failure by any party to this Agreement to take any action with regard to any breach of this Agreement or default by the other parties to this Agreement shall constitute a waiver of such party's right to enforce any provision of this Agreement or to take action with regard to the breach or default or any subsequent breach or default by the other parties.

SECTION 15. FURTHER ASSURANCES

     Each party shall cooperate and take such actions as may be reasonably requested by the other parties hereto in order to carry out the provisions and purposes of this Agreement and to complete the Transactions.

SECTION 16. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each party to this Agreement has executed a copy of this Agreement, this Agreement shall be considered fully executed and effective, notwithstanding that all parties have not executed the same copy.

SECTION 17. SEVERABILITY

     In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

SECTION 13. PARAGRAPH HEADINGS

     The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision of this Agreement.

SECTION 19. THIRD PARTIES.

     Nothing in this Agreement, whether express or implied, except as provided in Section 10 hereof, is intended to confer any rights or remedies under or by reason of this Agreement on the Fund, the shareholders of the Fund or any persons, other than the parties hereto and their respective legal representatives, successors, or permitted assigns, nor is anything in this Agreement, except as provided in Section 9 hereto intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

HUGHES INVESTMENT                       AVALON TRUST COMPANY
ADVISORS, LLC

----------------------------            ---------------------------
By:  Charles J. Hughes                  By:  Roger Decort
Its:  President                         Its:  President and Chief
                                              Executive Officer


ATTEST                                  ATTEST

---------------------------             ------------------------------
By:  _______________________            By: __________________________
Secretary to Hughes Investment              Secretary to Avalon Trust Company
Advisors, LLC

                                  SCHEDULE 2.3

                    ASSETS OF HUGHES INVESTMENT ADVISORS, LLC


Investment Advisory Agreement between Hughes and the Fund for each series of the Fund.

1.   Fund Shareholder Files;

2.   Computer Generated Reports relating to the Fund and each series thereof;

3. NAV Calculations for the Fund and each series thereof that are or have been offered to the public;

4.   Corporate Records relating to the Fund;

5.   Accounting Files relating to the Fund;

6.   Auditors' Opinions relating to the Fund;

7.   Selling Agent Agreements relating to the Fund;

8.   State Blue Sky Records relating to the Fund;

9.   Federal and State Compliance Records relating to the Fund;

10.  General Business Records relating to the Fund; and

11.  Information relating to the Fund's Security Holdings.

SPECIFIC EXCLUSIONS:
--------------------

The Assets of Hughes shall not include the amount of cash or cash equivalents held by Hughes at the time of the Closing or any assets of Hughes not specifically relating to or required for the use of the Fund.

                                  SCHEDULE 2.5

                               REQUISITE APPROVALS

Consummation of this Agreement is specifically made contingent upon the obtaining of the following approvals prior to or at the Closing Date:

1.   Investment Advisory Agreement (in the form of Exhibit 3);
2.   the Plan of Distribution (in the form of Exhibit 4); and
3.   the Fund's Amended and Restated  Articles of Incorporation  (in the form of
     Exhibit 5).

The election of new directors (the names and backgrounds of which are set forth on Schedule 6.3).

                                  Schedule 2.6

                [Pending or Threatened Litigation or Proceedings]

                                  Schedule 2.7
                             [Regulatory Compliance]

                                  Schedule 2.8

                 [Regulatory Compliance of the Fund-- Blue Sky]
                         [Fund's Officers and Directors]
                            [Fund's Tax Liabilities]
                          [Fund's Financial Statements]
                   [Material Defaults under Fund's Contracts]
                        [Fund's Authorized Capital Stock]
                      [Fund's Remaining Amount Calculation]

                                  SCHEDULE 3.5

   [Consents or Approvals from Governmental/Regulatory Authorities of Avalon]

                                  SCHEDULE 5.11
                         [Allocation of Purchase Price]

                                  Schedule 6.3

                  [New Board of Directors and Officers of Fund]

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